EXECUTION VERSION

GUARANTY AGREEMENT

     GUARANTY AGREEMENT, dated as of May 30, 2013 (as amended, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by ZAIS Financial Corp. a Maryland corporation (together with its successors and permitted assigns, the “Guarantor”), in favor of Citibank, N.A. (the “Buyer”, which term shall include Buyer’s successors and assigns, and any buyer for whom any Buyer acts as agent pursuant to the Repurchase Agreement) pursuant to the Repurchase Agreement.

RECITALS

     WHEREAS, pursuant to the Master Repurchase Agreement, dated as of May 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between ZFC Trust (“Seller”) and the Buyer, the Buyer has agreed to enter into transactions from time to time with Seller, pursuant to which (i) with respect to the initial transaction, Seller transfers to Buyer a Purchased Certificate representing ownership in ZFC Trust Grantor Trust Holdings Pass Through Trust I (the “Pass Through Trust”), the assets of which consist of Participation Interests in Eligible Loans, and (ii) with respect to each subsequent transaction, Seller transfers additional Participation Interests in Eligible Loans to the Pass Through Trust against the transfer of additional funds by Buyer with respect to such additional Participation Interests, pursuant to a Purchase Price Increase, in each case with a simultaneous agreement by Buyer to transfer to Seller such Purchased Certificate at a date certain or on demand, against the payment of the Repurchase Price by Seller. Each such transaction shall be referred to herein as a “Transaction”;

     WHEREAS, the Guarantor will obtain substantial direct and indirect benefit from the Transactions, and to induce the Buyer to enter into Transactions under the Repurchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has agreed to provide the guaranty set forth herein in favor of Buyer; and

     WHEREAS, it is a condition precedent to the obligation of the Buyer to enter into the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.

     NOW, THEREFORE, in consideration of the foregoing premises, to induce the Buyer to enter into the Repurchase Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Buyer, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

     (b) For purposes of this Guaranty, “Obligations” means (a) all of Seller’s Obligations (as such term is defined in the Repurchase Agreement) to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Certificate, the Participation Interests or the Eligible Loans whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in accordance with the terms of the Program Documents with respect to the Purchased Certificate, the Participation Interests or the Eligible Loans or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on the Purchased Certificate or otherwise exercising Buyer’s rights as certificateholder of the Purchased Certificate (including terminating the Pass Through Trust and Legal Title Trust and realizing, holding, collecting preparing for sale, selling or otherwise disposing of the Participation Interests or Loans) or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.

     (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Guaranty. (a) Guarantor hereby unconditionally and irrevocably guarantees to the Buyer and its successors, indorsees, transferees and assigns the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     (b) Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

     (c) No payment or payments made by Seller, any other guarantor or any other Person or received or collected by the Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder.

     (d) Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer on account of the Guarantor’s liability hereunder, the Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

     3. Right of Set-off. Upon the occurrence and during the continuance of any Default or Event of Default hereunder or under any Program Document, the Buyer is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Buyer against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such liabilities and claims may be contingent or unmatured. Buyer may set off cash, the proceeds of the liquidation of any of the Purchased Items and all other sums or obligations owed by Buyer or its Affiliate to Seller or Guarantor against all of Seller’s or Guarantor’s obligations to Buyer or its Affiliate, whether under this Guaranty or under any other agreement between the parties or between Seller or Guarantor or any other guarantor and any Affiliate of the Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. The Buyer shall notify the Guarantor of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have. Upon an Event of Default in the performance of any obligations hereunder or under the Program Documents, the Buyer shall have the right to cause liquidation, termination or acceleration to the extent of any assets pledged by the Guarantor to secure its obligations hereunder or under any other agreement to which this Section 3 applies. For purposes of this section only, any Affiliate of Buyer referred to herein shall mean Citigroup Global Markets Realty Corp.

     4. Subrogation. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the Buyer against the Seller and any Purchased Items under the Repurchase Agreement for any Obligations with respect to such payment; provided that the Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by the Seller to the Buyer under the Repurchase Agreement or any other Program Document have been paid in full. Until one year and one day after payment of the full amount and discharge of all Obligations, the performance of all of Guarantor’s obligations hereunder and the termination of this Guaranty, neither any payment made by or for the account of Guarantor nor any performance or enforcement of any obligation pursuant to this Guaranty shall entitle the Guarantor by subrogation, indemnity, exoneration, reimbursement, contribution or otherwise to any payment by Seller or to any payment from or out of any property of Seller, and Guarantor shall not exercise any right or remedy against Seller or any property of Seller by reason of any performance by Guarantor of this Guaranty. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or performed, such amount shall be held in trust for the benefit of the Buyer and shall forthwith be paid to the Buyer to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Guaranty.

     5. Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement, and the other Program Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms and as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

     6. Guaranty Absolute and Unconditional. (a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Seller or the Guarantor, on the one hand, and the Buyer, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or the Guaranty with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Repurchase Agreement, the other Program Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by it or Seller against the Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller may be free from any Obligations.

     (b) To the extent permitted by law, Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against Seller, against any other guarantor, or against any other person or security.

     (i) Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the financial condition of the Seller, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Buyer for such information and will not rely upon the Buyer for any such information. Absent a written request for such information by the Guarantor to the Buyer, Guarantor hereby waives its right, if any, to require the Buyer to disclose to Guarantor any information which the Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

     (ii) Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller or any other guarantor to the Buyer, now or at any time and from time to time in the future.

     7. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

     8. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Buyer without deduction, abatement, recoupment, reduction, set-off or counterclaim in U.S. Dollars and in accordance with the wiring instructions of the Buyer.

     9. Representations and Warranties. The Guarantor represents and warrants that:

     (a) Guarantor is duly organized, validly existing and in good standing as a limited partnership under the laws of the jurisdiction under whose laws it is organized. Guarantor is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations hereunder and under any other Program Documents except where any failure to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect with respect to Guarantor;

     (b) Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations hereunder and under any other Program Document;

     (c) The execution, delivery and performance by Guarantor of this Guaranty and the other Program Documents to which it is a party has been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made;

     (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

     (e) This Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

     (f) The execution, delivery and performance of this Guaranty will not violate any provision of any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

     (g) Guarantor is an indirect majority owner of Seller, and the Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Obligations;

     (h) The execution, delivery and performance of this Guaranty and the other Program Documents to which the Guarantor is a party does not constitute a material default by the Guarantor under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which the Guarantor is a party or by which it or any of its properties is or may be bound or affected;

     (i) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Affiliates or against any of the Guarantor’s properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby;

     (j) The Guarantor and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of the Guarantor’s or its Subsidiaries’ property and all other taxes, fees or other charges imposed on it or any of the Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

     (k) As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Guarantor’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay Guarantor’s obligations and liabilities;

     (l) Guarantor has and will continue to have independent means of obtaining information concerning Seller’s affairs, financial conditions and business. Buyer shall not have any duty or responsibility to provide Guarantor with any credit or other information concerning Seller’s affairs, financial condition or business which may come into Buyer’s possession;

     (m) The financial statements of Guarantor, copies of which have been furnished to the Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject to interim statements as to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Effect with respect to Guarantor. Except as disclosed in such financial statements, Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of causing a Material Adverse Effect with respect to Guarantor;

     (n) None of the documents or information prepared by or on behalf of Guarantor and provided by Guarantor to the Buyer relating to Guarantor’s financial condition contain any statement of a material fact with respect to Guarantor that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Guarantor, that would render any of such documents or information untrue or misleading in any material respect;

     (o) No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by Guarantor of this Guaranty or the consummation by Guarantor of any other Program Document, other than any that have heretofore been obtained, given or made or would otherwise not result in a Material Adverse Effect if not so obtained, given or made;

     (p) No practice, procedure or policy employed or proposed to be employed by Guarantor in the conduct of its businesses violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect with respect to Guarantor;

     (q) Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Guarantor or any of its assets; and

     (r) Guarantor is not required to be registered as an “investment company” as defined under the Investment Company Act or as an entity under the control of an “investment company” as defined under the Investment Company Act.

     Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Transaction under the Repurchase Agreement on and as of such purchase date as though made hereunder on and as of such date, or as of such other date specified in the related representation and warranty.

          10. Covenants.

     (a) Reserved.

     (b) Reserved.

     (c) Reserved.

     (d) Reserved.

     (e) Guarantor shall promptly inform the Buyer in writing of any of the following:

     (i) Any Default, Event of Default under the Repurchase Agreement or default or breach by Guarantor of any obligation hereunder or under any other Program Document to which it is a party, or the occurrence or existence of any event or circumstance that Guarantor reasonably expects will with the passage of time become a Default, Event of Default under the Repurchase Agreement or such a default or breach by the Guarantor;

     (ii) Any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Guarantor, on the one hand, and any Governmental Authority or any other Person, on the other hand;

     (iii) Any material change in accounting policies or financial reporting practices of Guarantor; and

     (iv) Any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Effect with respect to Guarantor.

     (f) Guarantor shall maintain all licenses, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under this Guaranty and each other Program Document to which it is a party and Guarantor shall conduct its business in accordance with applicable law in all material respects.

     (g) Reserved.

     (h) Except as provided in the Repurchase Agreement, Guarantor shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation as to which the Seller is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets without the Buyer’s prior consent; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Guarantor; or (iii) effectuate a Change of Control with respect to Guarantor, in each case without the prior consent of Buyer.

     (i) Reserved.

     (j) Guarantor shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that Guarantor may, after prior written notice to the Buyer, allow such action with respect to any Subsidiary which is not a material part of Guarantor’s overall business operations.

     (k) Guarantor shall not make any material change in the accounting policies or financial reporting practices of Guarantor or its Subsidiaries, except to the extent such change is permitted by GAAP, consistently applied.

     (l) Guarantor shall keep all property useful and necessary in its business in good working order and condition.

     (m) Any payments made by Guarantor to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Guarantor shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Guarantor shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to the Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time such payment is made, pay to the Buyer all additional amounts as specified by the Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed. This provision does not apply to income taxes payable by Buyer on its taxable income.

     11. Reserved.

     12. Termination. Subject to the provisions of Section 7, this Guaranty shall terminate on the upon the final payment in full of the Obligations and the termination of the Repurchase Agreement; provided, however, that Sections 2(b), 9, 18, 19, 21 and 24 shall survive any such termination and this Guaranty shall be reinstated upon any Obligations arising under the Master Repurchase Agreement, whether such Obligations arise prior to or upon or after the termination of such Master Repurchase Agreement.

     13. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14. Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15. No Waiver; Cumulative Remedies. The Buyer shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under the Repurchase Agreement or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     16. Waivers and Amendments. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer in a letter or agreement executed by the Buyer or by facsimile or electronic transmission from the Buyer.

     17. Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Buyer and its successors and permitted assigns. This Guaranty may not be assigned by Guarantor and any attempt to assign or transfer this Guaranty shall be null and void and of no effect whatsoever.

     18. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     19. Intent. Guarantor and Buyer intend that this Guaranty is a “repurchase agreement,” as that term is defined in section 101(47)(A)(v) of the Bankruptcy Code, a “securities contract,” as that term is defined in section 741 (7)(A)(xi) of the Bankruptcy Code, and a “master netting agreement,” as that term is defined in section 101(38A)(A) of the Bankruptcy Code; and that Buyer shall be entitled to, without limitation, the liquidation, termination, acceleration, setoff and non-avoidability rights afforded to parties such as Buyer to “repurchase agreements,” pursuant to sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts,” pursuant to sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code, and “master netting agreements,” pursuant to sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. Guarantor and Buyer further intend that this Guaranty is “related to” the Master Repurchase Agreement and Transactions thereunder within the meaning of sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Guarantor acknowledges that this Section 19 is a material inducement to Buyer to enter into the Master Repurchase Agreement and Transactions thereunder.

     20. Notices. Notices by the Buyer to the Guarantor may be given by mail, by hand or by electronic transmission, addressed to the Guarantor at the Guarantor’s address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery, (c) when delivered if delivered by hand and (d) in the case of electronic transmissions, when sent, if such transmission is electronically confirmed.

     21. Submission To Jurisdiction; Waivers. Guarantor hereby irrevocably and unconditionally:

     (a) Submits for the Guarantor and the Guarantor’s property in any legal action or proceeding relating to this Guaranty and the other Program Documents to which the Guarantor is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) Consents that any such action or proceeding may be brought in such courts and waives any objection that the Guarantor may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at Guarantor’s address set forth under Guarantor’s signature below or at such other address of which the Buyer shall have been notified; and

     (d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     22. Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Buyer relative to the subject matter hereof not reflected herein.

     23. Acknowledgments. Guarantor hereby acknowledges that:

     (a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Documents;

     (b) The Buyer does not have any fiduciary relationship to the Guarantor, and the relationship between the Buyer and the Guarantor is solely that of surety and creditor; and

     (c) No joint venture exists between the Buyer and the Guarantor or among the Buyer, Seller and the Guarantor.

     24. WAIVERS OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER PROGRAM DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[ Signature pages follow ]

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

ZAIS Financial Corp., as Guarantor

By: /s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: President

Address for Notices:

ZAIS Financial Corp.
c/o ZAIS REIT Management, LLC
2 Bridge Avenue, Suite 322
Red Bank, New Jersey 07701
Attention: President
Telephone No.: (732) 978-7518
Fax No.: (732) 747-7619